UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 1, 2008

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
In Company or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greenville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c ))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of American Patriot Financial Group, Inc. (the “Company”) has appointed Sharon W. Elkins, CPA to serve as Senior Vice President, Chief Financial Officer and Secretary of the Company, effective January 1, 2008.  The Board of Directors of the Company’s subsidiary, American Patriot Bank (the “Bank”), has appointed Ms. Elkins to serve as Senior Vice President, Chief Financial Officer and Secretary of the Bank, effective January 1, 2008.  Ms. Elkins will replace T. Don Waddell, the current Chief Financial Officer and Secretary of both the Company and the Bank.  Mr. Waddell will serve as Senior Vice President of the Company and the Bank in a non-executive role, effective January 1, 2008.

Ms. Elkins has been with the Bank since May 2005.  She has served as the Controller of the Bank for two years.  In this role, her responsibilities included managing the daily operations of the accounting department, developing and monitoring the budget, assisting the Chief Financial Officer with financial reporting, and serving on the Asset and Liability Committee or ALCO.  Prior to joining the Bank, Ms. Elkins was Associate Vice President of Finance/Controller with Tusculum College for twelve years and Assistant Controller for two years.  Prior to her time spent in higher education, she worked six years in public accounting with two local firms.  Ms. Elkins received the certification of Certified Public Accountant in 1987, and is currently a licensed Certified Public Accountant.  She received her Bachelor of Science in Business Administration from the University of Tennessee in 1984.  Pursuant to the terms of her employment, Ms. Elkins will receive annual compensation of $71,000 base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.
INC.

Dated:	January 8, 2008	By:	/s/J. Robert Grubbs
Name:	J. Robert Grubbs
Title:	Chief Executive Officer